                                  EXHIBIT 4.3

                           SPECIAL WARRANT INDENTURE



                           PROVIDING FOR THE ISSUE OF
                                SPECIAL WARRANTS



                                    BETWEEN



                            INFOWAVE SOFTWARE, INC.



                                    - AND -



                             MONTREAL TRUST COMPANY
                                   OF CANADA



                           DATED AS OF JUNE 30, 1999





                            BLAKE, CASSELS & GRAYDON
                         Suite 2600, 595 Burrard Street
                          Vancouver, British Columbia
                                    V7X 1L3



                               SWINTON & COMPANY
                             1000 - 840 Howe Street
                          Vancouver, British Columbia
                                    V6Z 2M1

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                            ARTICLE I
                                         INTERPRETATION

 1.1      Definitions..............................................................................  1
 1.2      Gender and Number........................................................................  5
 1.3      Interpretation not Affected by Headings, etc.............................................  5
 1.4      Day not a Business Day...................................................................  5
 1.5      Time of the Essence......................................................................  5
 1.6      Currency.................................................................................  5
 1.7      Applicable Law...........................................................................  5

                                           ARTICLE II
                                   ISSUE OF SPECIAL WARRANTS

 2.1      Issue of Special Warrants................................................................  5
 2.2      Terms of Special Warrants................................................................  5
 2.3      Warrant Holder not a Shareholder.........................................................  6
 2.4      Special Warrants to Rank Pari Passu......................................................  6
 2.5      Form of Special Warrants.................................................................  6
 2.6      Signing of Warrant Certificates..........................................................  6
 2.7      Certification by the Trustee.............................................................  6
 2.8      Issue in Substitution for Warrant Certificates Lost, etc.................................  7
 2.9      Exchange of Warrant Certificates.........................................................  7
 2.10     Transfer of Special Warrants.............................................................  7
 2.11     Charges for Exchange or Transfer.........................................................  8
 2.12     Cancellation of Surrendered Special Warrants.............................................  8
 2.13     U.S. Legends.............................................................................  8
 2.14     Certain Transfers........................................................................  9

                                           ARTICLE III
                                   EXERCISE OF SPECIAL WARRANTS

 3.1      Method of Exercise of Special Warrants................................................... 10
 3.2      Effect of Exercise of Special Warrants................................................... 10
 3.3      Partial Exercise of Special Warrants; Fractions.......................................... 11
 3.4      Expiration of Special Warrants........................................................... 12
 3.5      Accounting and Recording................................................................. 12
 3.6      Deemed Exercise.......................................................................... 12
 3.7      Securities Restrictions.................................................................. 12

                                           ARTICLE IV
                                    ESCROW AND DIVIDEND FUNDS

 4.1      Deposit of Escrow Funds with Trustee..................................................... 13
 4.2      Administration of Escrow Funds........................................................... 13

 4.3      Deposit of Escrow Funds.................................................................. 13
 4.4      Conditions to Release of Escrow Funds.................................................... 13
 4.5      Conditions to Release of Dividend Funds and Property..................................... 14
 4.6      Administration of Dividend Funds and Property............................................ 14

                                            ARTICLE V
                              ADJUSTMENT OF NUMBER OF COMMON SHARES

 5.1      Adjustment of Number of Common Shares.................................................... 15
 5.2      Entitlement to Shares on Exercise of Special Warrant..................................... 16
 5.3      No Adjustment for Stock Options.......................................................... 17
 5.4      Determination by Corporation's Auditors.................................................. 17
 5.5      Proceedings Prior to any Action Requiring Adjustment..................................... 17
 5.6      Certificate of Adjustment................................................................ 17
 5.7      Notice of Special Matters................................................................ 17
 5.8      No Action after Notice................................................................... 17
 5.9      Protection of Trustee.................................................................... 18

                                           ARTICLE VI
                              RIGHTS AND COVENANTS OF THE CORPORATION

 6.1      Optional Purchases by the Corporation.................................................... 18
 6.2      General Covenants........................................................................ 18
 6.3      Trustee's Remuneration and Expenses...................................................... 20
 6.4      Securities Qualification Requirements.................................................... 20
 6.5      Performance of Covenants by Trustee...................................................... 20

                                           ARTICLE VII
                                           ENFORCEMENT

 7.1      Suits by Warrant Holders................................................................. 20
 7.2      Immunity of Shareholders, etc............................................................ 21
 7.3      Limitation of Liability.................................................................. 21
 7.4      Waiver of Default........................................................................ 21

                                          ARTICLE VIII
                                   MEETINGS OF WARRANT HOLDERS

 8.1      Right to Convene Meetings................................................................ 21
 8.2      Notice................................................................................... 22
 8.3      Chairman................................................................................. 22
 8.4      Quorum................................................................................... 22
 8.5      Power to Adjourn......................................................................... 22
 8.6      Show of Hands............................................................................ 22
 8.7      Poll and Voting.......................................................................... 23
 8.8      Regulations.............................................................................. 23
 8.9      Corporation and Trustee May be Represented............................................... 24

 8.10     Powers Exercisable by Extraordinary Resolution........................................... 24
 8.11     Meaning of Extraordinary Resolution...................................................... 25
 8.12     Powers Cumulative........................................................................ 26
 8.13     Minutes.................................................................................. 26
 8.14     Instruments in Writing................................................................... 26
 8.15     Binding Effect of Resolutions............................................................ 26
 8.16     Holdings by Corporation Disregarded...................................................... 26

                                          ARTICLE IX
                                    SUPPLEMENTAL INDENTURES

 9.1      Provision for Supplemental Indentures for Certain Purposes............................... 27
 9.2      Successor Corporations................................................................... 27

                                           ARTICLE X
                                    CONCERNING THE TRUSTEE

10.1      Trust Indenture Legislation.............................................................. 28
10.2      Rights and Duties of Trustee............................................................. 28
10.3      Indemnification.......................................................................... 29
10.4      Evidence, Experts and Advisers........................................................... 29
10.5      Actions by Trustee to Protect Interest................................................... 30
10.6      Trustee Not Required to Give Security.................................................... 30
10.7      Protection of Trustee.................................................................... 30
10.8      Replacement of Trustee; Successor by Merger.............................................. 30
10.9      Conflict of Interest..................................................................... 31
10.10     Acceptance of Trust...................................................................... 31
10.11     Trustee Not to be Appointed Receiver..................................................... 31

                                          ARTICLE XI
                                            GENERAL

11.1      Notice to the Corporation and the Trustee................................................ 32
11.2      Notice to Warrant Holders................................................................ 32
11.3      Ownership of Special Warrants............................................................ 33
11.4      Counterparts............................................................................. 33
11.5      Satisfaction and Discharge of Indenture.................................................. 33
11.6      Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and
          Warrant Holders.......................................................................... 34
11.7      Common Shares or Special Warrants Owned by the Corporation or its Subsidiaries -
          Certificate to be Provided............................................................... 34
11.8      Events of Default........................................................................ 35

            THIS SPECIAL WARRANT INDENTURE is made as of the 30th day of June, 1999.

BETWEEN:

            INFOWAVE SOFTWARE, INC., a corporation incorporated under the laws of British Columbia, with its registered and records office in the City of Vancouver, British Columbia (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

AND:

            MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all Provinces of Canada (hereinafter referred to as the "Trustee")

                                                              OF THE SECOND PART


            WHEREAS:

A. the Corporation is proposing to issue a minimum of 1,230,770 and up to 2,750,000 Special Warrants in the manner herein set forth;

B. all acts and deeds necessary have been done and performed to make the Special Warrants, when issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture; and

C. the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

            NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                 INTERPRETATION

1.1   DEFINITIONS

      In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

      (a) "Agency Agreement" means the agency agreement dated as of June 18, 1999, between the Corporation and the Agents relating to the offering of Special Warrants;

      (b) "Agents" means Canaccord Capital Corporation, Yorkton Securities Inc., Sprott Securities Limited and Taurus Capital Markets Ltd.;

      (c) "Applicable Legislation" means the provisions of the Company Act (British Columbia), as from time to time amended, and any statute of Canada or a province thereof, and the regulations and rules under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

      (d) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Vancouver, British Columbia;

      (e)   "Closing Date" means June 30, 1999;

      (f) "Common Shares" means common shares of the Corporation as presently constituted;

      (g) "Corporation's Auditors" means a firm of chartered accountants duly appointed as auditors of the Corporation;

      (h) "Counsel" means a barrister or solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

      (i) "Current Market Price" of the Common Shares at any date means the weighted average closing price for such shares for the period of 20 Trading Days ending immediately prior to such date on the VSE (or if there is not a closing price on any such days, the average of the bid and ask prices) or, if on any such days the Common Shares are not listed on the VSE, on such stock exchange upon which such shares are listed and as selected by the directors, or, if such shares are not listed on any stock exchange, then on such over-the-counter market as may be selected for such purpose by the directors;

      (j) "Designated Provinces" means the provinces of British Columbia, Alberta and Ontario;

      (k) "director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

      (l) "Dividend Funds" means all cash dividends and other distributions deposited with the Trustee pursuant to subsection 6.2(i);

      (m) "Escrow Funds" means an amount equal to 40% of the gross proceeds from the sale of Special Warrants less the Agents' commission and expenses;

      (n) "Exercise Date" means, with respect to any Special Warrant, the date on which the Warrant Certificate representing such Special Warrant is surrendered for exercise in accordance with Section 3.1 and includes the date upon which Special Warrants are deemed to be exercised pursuant to Section 3.6;

      (o) "Expiry Date" means, with respect to any Special Warrant, the date which is the earlier of:

            (i)   five Business Days after the Qualification Date;

            (ii)  330 days after the Closing Date; and

            (iii) the date on which all of the Special Warrants have been exercised.

      (p)   "extraordinary resolution" has the meaning set forth in Section
            8.11;

      (q) "person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

      (r) "Preliminary Prospectus" means the preliminary prospectus to be filed with the Securities Commissions and any amendments thereto, in respect of the distribution of Common Shares upon the exercise of Special Warrants;

      (s) "Property" means all property and securities deposited with the Trustee pursuant to subsection 6.2(i);

      (t) "Prospectus" means the (final) prospectus to be filed with the Securities Commissions and any amendments thereto, in respect of the distribution of Common Shares upon the exercise of Special Warrants;

      (u) "Purchase Warrants" means non-transferable Common Share purchase warrants of the Corporation in the form attached hereto as Schedule "B", with each whole Purchase Warrant entitling the holder to purchase one Common Share until 4:00 p.m. (Vancouver time) on or before the date which is one year from the Closing Date at a price of $3.75 per Common Share, after which time such Purchase Warrants will expire;

      (v) "Qualification Date" means the date that the last of the Securities Commissions issues a receipt for the Prospectus;

      (w) "Qualification Deadline" means 90 days following the Closing Date or such later date as may be agreed to by the Agents and the Corporation with notice to the Trustee;

      (x) "Receipts" means the receipts for the Prospectus to be issued by each of the Securities Commissions;

      (y) "Securities Commissions" means the securities regulatory authorities in the Designated Provinces;

      (z)   "Shareholder" means a holder of record of one or more Common Shares;

      (aa) "Special Warrants" means the transferable warrants issued and certified hereunder and for the time being outstanding entitling the holder to acquire Common Shares and Purchase Warrants;

      (bb) "this Special Warrant Indenture", "this Indenture", "herein", "hereby", "hereof' and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions "Article", "Section", "subsection" and "paragraph" followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

      (cc) "Subscription Funds" means the aggregate amount of the funds paid by purchasers of the Special Warrants for such Special Warrants equal to the number of such Special Warrants issued hereunder multiplied by $3.25;

      (dd)  "Time of Expiry" means 4:00 p.m. (Vancouver time) on the Expiry
            Date;

      (ee) "Trading Day" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business;

      (ff) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

      (gg) "Unit" means a unit consisting of one Common Share and one half of one Purchase Warrant issuable upon exercise or deemed exercise of one Special Warrant.

      (hh) "U.S. Person" means U.S. Person as that term is defined in Regulation S under the U.S. Securities Act;

      (ii) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

      (jj)  "VSE" means the Vancouver Stock Exchange;

      (kk) "Voting Shares" means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

      (ll) "Warrant Agency" means the principal office of the Trustee in the City of Vancouver and/or such other place or places as may be designated in accordance with subsection 3.1(c);

      (mm) "Warrant Certificate" means a certificate issued on or after the Closing Date to evidence Special Warrants;

      (nn) "Warrant Holders", "Warrantholders" or "holders" without reference to Common Shares, means the persons who are registered owners of Special Warrants;

      (oo) "Warrant Holders' Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to acquire in the aggregate not less than 25% of the aggregate number of Common Shares which could be acquired pursuant to the exercise of all Special Warrants then unexercised and outstanding, requesting the Trustee to take some action or proceeding specified therein: and

      (pp) "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, President or a Vice-President, and may consist of one or more instruments so executed.

1.2   GENDER AND NUMBER

      Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.

1.3   INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

      The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4   DAY NOT A BUSINESS DAY

      In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5   TIME OF THE ESSENCE

      Time shall be of the essence of this Indenture.

1.6   CURRENCY

      Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7   APPLICABLE LAW

      This Indenture and the Warrant Certificates shall be construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as British Columbia contracts.

                                   ARTICLE II
                            ISSUE OF SPECIAL WARRANTS

2.1   ISSUE OF SPECIAL WARRANTS

      A minimum of 1,230,770 and up to 2,750,000 Special Warrants are hereby created and authorized to be issued at a price of $3.25 for each Special Warrant.

2.2   TERMS OF SPECIAL WARRANTS

      (a) Each Special Warrant shall entitle the holder thereof, upon exercise or deemed exercise and at no additional cost to the holder, to acquire, subject to adjustment in accordance with Article 5 hereof, one Unit;

      (b) No fractional Special Warrants shall be issued or otherwise provided for hereunder.

2.3   WARRANT HOLDER NOT A SHAREHOLDER

      Except as provided for in subsection 6.2(i), nothing in this Indenture or in the holding of a Special Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrant Holder any right or interest whatsoever as a Shareholder or as any other security holder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.4   SPECIAL WARRANTS TO RANK PARI PASSU

      All Special Warrants shall rank pari passu, whatever may be the actual date of issue thereof.

2.5   FORM OF SPECIAL WARRANTS

      The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be substantially in the form set out in Schedule "A" hereto, shall be dated as of the Closing Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Trustee, prescribe, and shall be issuable in any denomination excluding fractions.

2.6   SIGNING OF WARRANT CERTIFICATES

      The Warrant Certificates shall be signed by any one of the directors and officers of the Corporation and need not be under the seal of the Corporation. The signatures of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.7      CERTIFICATION BY THE TRUSTEE

      (a) The Trustee shall certify Warrant Certificates upon the written direction of the Corporation. No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee substantially in the form of the certificate set out in Schedule "A" hereto, and such certification by the Trustee upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

      (b) The certification of the Trustee on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or the Warrant Certificates (except the due certification thereof by the Trustee) and the Trustee shall in no respect be liable or answerable for the use made of the Warrant Certificate or any of them or of the consideration therefor except as otherwise specified herein.

2.8   ISSUE IN SUBSTITUTION FOR WARRANT CERTIFICATES LOST, ETC.

      (a) If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Trustee shall certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Trustee and the Special Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Special Warrants issued or to be issued hereunder.

      (b) The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.8 shall bear the cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee, in their sole discretion, and such applicant may also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Corporation and the Trustee, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.9   EXCHANGE OF WARRANT CERTIFICATES

      (a) Any one or more Warrant Certificates representing any number of Special Warrants may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more other Warrant Certificates representing the same aggregate number of Special Warrants as represented by the Warrant Certificate or Warrant Certificates so exchanged.

      (b) Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Trustee. Any Warrant Certificate tendered for exchange shall be cancelled and surrendered by the Warrant Agency to the Trustee.

2.10  TRANSFER OF SPECIAL WARRANTS

      The Special Warrants may only be transferred on the register kept at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon surrendering to the Trustee the Warrant Certificates representing the Special Warrants to be transferred and upon compliance with:

      (a)   the conditions herein;

      (b)   such reasonable requirements as the Trustee may prescribe;

      (c) all applicable securities legislation and requirements of regulatory authorities including without limitation, any undertaking given to the VSE as confirmed by the Transferor and Transferee by their execution of the transfer form attached to the Warrant Certificate; and

      (d)   Sections 2.13 and 2.14 hereof, if applicable;

2.11  CHARGES FOR EXCHANGE OR TRANSFER

      Except as otherwise herein provided, a reasonable charge shall be levied by the Trustee in respect of the exchange of any Warrant Certificate or the issue of a new Warrant Certificate(s) pursuant hereto provided that the reimbursement of the Trustee or the Corporation for any and all transfer, stamp or similar taxes or other governmental charges required to be paid shall be made by the holder requesting such transfer or exchange as a condition precedent to such transfer or exchange.

2.12  CANCELLATION OF SURRENDERED SPECIAL WARRANTS

      All Warrant Certificates surrendered pursuant to Sections 2.8, 2.9, 2.10, 3.1, 3.3, 3.6 or 6.1 shall be returned to the Trustee for cancellation, shall be cancelled by the Trustee and, after the expiry of any period of retention prescribed by law, shall be destroyed by the Trustee or delivered to the Corporation if it so requests. Upon request by the Corporation, the Trustee shall furnish to the Corporation a destruction certificate identifying the Warrant Certificates so destroyed, the number of Special Warrants evidenced thereby, the number of Common Shares and Purchase Warrants issued pursuant to such Special Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates destroyed.

2.13  U.S. LEGENDS

      (a) The Trustee understands and acknowledges that the Special Warrants and the Common Shares and Purchase Warrants issuable upon exercise of the Special Warrants have not been and will not be registered under the U.S. Securities Act.

      (b) Each Warrant Certificate originally issued to a U.S. Person or person in the United States, and each Warrant Certificate issued in exchange therefor or in substitution thereof, shall bear the following legend:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF HIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED

            DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT",

provided, that if the Special Warrants or Common Shares issuable upon exercise of Special Warrants or Common Shares issuable upon exercise of Purchase Warrants are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the legend may be removed if the holder provides a declaration to the Trustee to the following effect (or as the Corporation may prescribe from time to time):

            "The undersigned (a) acknowledges that the sale of the securities of Infowave Software, Inc. (the "Corporation") to which this declaration relates is being made in reliance upon Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of the Corporation as defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (i) at the time the buy order was originated the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (ii) the transaction was executed on or through the facilities of the Vancouver Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.";


2.14  CERTAIN TRANSFERS

      (a) If a Warrant Certificate tendered for transfer bears the legend set forth in subsection 2.13(b) hereof and the holder thereof has not obtained the prior written consent of the Corporation, the Trustee shall not register such transfer unless the holder thereof provides a declaration to the Trustee to the effect set forth in subsection 2.13(b) hereof.

      (b) If a Warrant Certificate tendered for transfer does not bear the legend set forth in subsection 2.13(b) hereof, the Trustee shall not register such transfer if it has reason to believe that the transferee is a U.S. Person, is in the United States or is acquiring the Special Warrants evidenced thereby for the account or benefit of a U.S. Person or a person in the United States.

                                  ARTICLE III
                          EXERCISE OF SPECIAL WARRANTS

3.1   METHOD OF EXERCISE OF SPECIAL WARRANTS

      (a) The holder of any Special Warrant may exercise the right conferred on such holder to acquire Units by surrendering, after the Closing Date and prior to the Time of Expiry, to the Warrant Agency the Warrant Certificate with a duly completed and executed exercise form. Subject to section 3.6(b), a Warrant Certificate with the duly completed and executed exercise form referred to in this subsection 3.1(a) shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Warrant Agency.

      (b) Any exercise form referred to in subsection 3.1(a) shall be signed by the Warrant Holder and shall specify:

            (i) the number of Units which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

            (ii) the person or persons in whose name or names such Common Shares and Purchase Warrants are to be issued;

            (iii) the address or addresses of such persons; and

            (iv) the number of Units to be issued to each such person if more than one person is so specified.

            If any of the Units subscribed for are to be issued to a person or persons other than the Warrant Holder, the Warrant Holder shall pay to the Corporation, or the Warrant Agency, on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares or Purchase Warrants unless or until such Warrant Holder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

      (c) In connection with the exchange of Warrant Certificates and exercise of Special Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the Warrant Agency as the agency at which Warrant Certificates may be surrendered for exchange or transfer or at which Special Warrants may be exercised. The Corporation may from time to time designate alternate or additional places as the Warrant Agency and shall give notice to the Trustee of any change of the Warrant Agency.

3.2   EFFECT OF EXERCISE OF SPECIAL WARRANTS

      (a) Upon the exercise of Special Warrants pursuant to Section 3.1 or upon a deemed exercise pursuant to Section 3.6, and subject to
            Section 3.3, the Common Shares and Purchase Warrants subscribed for or, in the case of a deemed exercise pursuant to Section 3.6, all of the Common Shares and Purchase Warrants issuable pursuant to the Special Warrants deemed to be exercised, shall be deemed to have been issued and the person or persons to whom such Common Shares and Purchase Warrants are to be issued shall be deemed to have become the holder or holders of record of such Common Shares and Purchase Warrants on the Exercise Date, unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares and Purchase Warrants subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares and Purchase Warrants on the date on which such transfer registers are reopened.

      (b) Subject to Section 3.6, within five Business Days after the Exercise Date with respect to a Special Warrant, the Corporation shall cause the Trustee to mail to the person or persons in whose name or names the Common Shares and Purchase Warrants so subscribed for have been issued, as specified in the subscription at the address specified in such subscription or, if so specified in such subscription, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, certificates for the appropriate number of Common Shares and Purchase Warrants subscribed for.

3.3   PARTIAL EXERCISE OF SPECIAL WARRANTS; FRACTIONS

      (a) The holder of any Special Warrants may acquire a number of Common Shares and Purchase Warrants less than the number which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise, the holder of the Special Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

      (b) Notwithstanding anything herein contained including any adjustment provided for in Article 5, the Corporation shall not be required, upon the exercise of any Special Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Corporation shall pay to the holder who would otherwise be entitled to receive fractional Common Shares upon an exercise of Special Warrants, within ten Business Days after the date upon which the fractional Common Shares would otherwise have been deemed to have been issued pursuant to Section 3.2, an amount in lawful money of Canada equal to the Current Market Price of the Common Shares multiplied by an amount equal to the fractional interest of Common Shares such holder would otherwise be entitled to receive upon such exercise, provided that the Corporation shall not be required to make any payment, calculated as aforesaid, that is less than $5.00. The Corporation shall have no obligation or liability to any holder who would have been, absent the provisions of this Section, entitled to receive a fractional Purchase Warrant upon the exercise of Special Warrants held by such holder.

3.4   EXPIRATION OF SPECIAL WARRANTS

      Immediately after the Time of Expiry, all rights under any Special Warrant in respect of which the right of acquisition herein and therein provided for shall not have been exercised shall cease and terminate and such Special Warrant shall be void and of no further force or effect.

3.5   ACCOUNTING AND RECORDING

      (a) The Trustee shall promptly account to the Corporation with respect to Special Warrants exercised. Any securities or other instruments, from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee in trust for, the Corporation.

      (b) The Trustee shall record the particulars of Special Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares and Purchase Warrants on exercise and the Exercise Date in respect thereof. The Trustee shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

3.6   DEEMED EXERCISE

      (a) Immediately prior to the Time of Expiry, all Special Warrants outstanding shall be deemed to be exercised without any further action by the Warrant Holders and the Common Shares and Purchase Warrants shall be issued and made available to the Warrant Holders.

      (b) Upon the issuance of Common Shares upon the deemed exercise of the Special Warrants, the Warrant Certificates will be deemed to have been surrendered and cancelled without further action on the part of the Holder, the Trustee or the Corporation. Unless otherwise directed by the Warrant Holder, the Trustee will then mail the Common Shares and Purchase Warrants to the Warrant Holder in accordance with the register maintained at the Warrant Agency.

3.7   SECURITIES RESTRICTIONS

      Notwithstanding anything herein contained, Common Shares and Purchase Warrants will only be issued upon exercise of the Special Warrants in compliance with the securities laws of any applicable jurisdiction, and without limiting the generality of the foregoing, in the event that the Special Warrants are exercised pursuant to Section 3.1 prior to the issuance of the Receipts, the certificates representing the Common Shares and Purchase Warrants thereby issued will bear such legend as may, in the opinion of counsel to the Corporation, be necessary in order to avoid a violation of any securities laws of any province in Canada or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares or Purchase Warrants in a transaction in which such legends are not required such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

                                   ARTICLE IV
                            ESCROW AND DIVIDEND FUNDS

4.1   DEPOSIT OF ESCROW FUNDS WITH TRUSTEE

      On the Closing Date and upon issuance of the Special Warrants, the Agents will deliver or cause to be delivered the Escrow Funds to the Trustee by cheque payable to the Trustee in Vancouver, British Columbia.

4.2   ADMINISTRATION OF ESCROW FUNDS

      All Escrow Funds shall be held at or administered through the Warrant Agency. The Trustee shall not be entitled to deal with the Escrow Funds except in accordance with the terms of this Special Warrant Indenture.

4.3   DEPOSIT OF ESCROW FUNDS

      Immediately upon receipt of the Escrow Funds on the Closing Date, the Trustee shall deposit the Escrow Funds in one or more of a daily interest-bearing term deposit or Government of Canada treasury bills or banker's acceptances, or in an interest bearing trust account with the Trustee, as specified by the Corporation, provided that the Escrow Funds will only be invested in securities having a maturity date of 60 days or less and in the case of any deposit other than in the Government of Canada treasury bills, such deposit shall be with one of Royal Bank of Canada, Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, Toronto-Dominion Bank, the trust account of the Trustee or in such other investment or account as specified in writing by the Corporation and the Agents. Subject to Section 4.4, interest accruing on the Escrow Funds shall accrue to the benefit of the Corporation and shall be disbursed by the Trustee in accordance with the provisions of Section
4.4 of this Agreement.

4.4   CONDITIONS TO RELEASE OF ESCROW FUNDS

            The Escrow Funds shall be released in the following manner:

      (a) In the event that any Special Warrants are exercised prior to the Expiry time, the Trustee shall release from the Escrow Funds to the Corporation an amount equal to the product of (i) $3.25 multiplied by a fraction the numerator of which is equal to the initial amount of the Escrow Funds and the denominator of which is equal to the amount of the subscription funds, multiplied by (ii) the number of Special Warrants so exercised, together with the proportion of the interest accrued on the Escrow funds relating to the Special Warrants so exercised up to the date of exercise;

      (b) Upon receipt by the Corporation for the last of the Receipts, the Trustee shall immediately release all unreleased Escrow Funds and interest accrued thereon to the Corporation;

      (c) The Trustee shall release any remaining unreleased Escrow Funds and interest accrued thereon to the Corporation immediately after the Time of Expiry; and

      (d) Any portion of the Escrow Funds and interest accrued thereon to be released pursuant to this Section shall be released by delivery of a trust cheque or bank draft payable at par in the City of Vancouver representing such released portion of the Escrow Funds and interest accrued thereon.

4.5   CONDITIONS TO RELEASE OF DIVIDEND FUNDS AND PROPERTY

      (a) If any Warrant Holder, at any time prior to the Time of Expiry, elects to exercise Special Warrant(s) held by it, the Trustee shall within five Business Days:

            (i) pay to such Warrant Holder from Dividend Funds and interest earned by the Trustee thereon an amount equal to the product obtained by multiplying the amount of Dividend Funds held by the Trustee thereon to the date immediately preceding the date of payment (less any Dividend Funds and interest thereon paid out by the Trustee pursuant to this Agreement prior to the date of payment) by a fraction of which the numerator is the number of Special Warrants tendered to the Trustee by such Warrant Holder and the denominator is the number of Special Warrants outstanding on the date of payment (such number to be the number of Special Warrants outstanding immediately prior to the deemed exercise pursuant to Section 3.6 if such date of payment is the Expiry Date); and

            (ii) deliver to such Warrant Holder its pro rata share of the Property determined on the same basis as the calculation set forth in (i) above;

      (b) The Trustee shall within five Business Days after a deemed exercise of Special Warrants pursuant to Section 3.6:

            (i) pay to each Warrant Holder, in respect of Special Warrants held by it deemed to be exercised, from Dividend Funds and interest earned by the Trustee thereon an amount equal to the product obtained by multiplying the amount of Dividend Funds and interest earned by the Trustee thereon to the date immediately preceding the date of payment (less any Dividend Funds and interest thereon paid out by the Trustee pursuant to this Indenture prior to the date of payment) by a fraction of which the numerator is the number of Special Warrants deemed to be exercised held by the Warrant Holder and the denominator is the number of Special Warrants deemed to be exercised; and

            (ii) deliver to such Warrant Holder its pro rata share of the Property determined on the same basis as the calculation set forth in (i) above;

      (c) Provided that the Trustee shall have paid and delivered, or set aside for payment and delivery, all Dividend Funds, interest earned thereon and Property required to be paid or delivered to Warrant Holders pursuant to subsections 4.5(a) and (b), the Trustee shall pay to the Corporation all remaining Dividend Funds together with all interest accrued thereon to the date of payment and shall deliver to the Corporation all remaining Property held by the Trustee.

4.6   ADMINISTRATION OF DIVIDEND FUNDS AND PROPERTY

      All Dividend Funds and Property shall be held by the Trustee and administered through the Warrant Agency. The Trustee shall not be entitled to deal with the Dividend Funds and Property except in accordance with the terms of this Indenture. The Trustee is hereby specifically authorized, and granted such powers as are necessary, to deal with the Property as it shall determine in its sole discretion to be in the best interests of the Warrant Holders. In the event that the Trustee determines the necessity for the approval of the Warrant Holders of any matter, an extraordinary resolution of the Warrant Holders shall provide sufficient authority upon which the Trustee may act and the Trustee shall not be responsible for any loss occasioned by so doing.

                                   ARTICLE V
                      ADJUSTMENT OF NUMBER OF COMMON SHARES

5.1   ADJUSTMENT OF NUMBER OF COMMON SHARES

      The acquisition rights in effect at any date attaching to the Special Warrants shall be subject to adjustment from time to time as follows:

      (a) if the last of the Receipts has not been issued on or before the Qualification Deadline, the Warrant Holder shall, notwithstanding section 2.2, be entitled, upon exercise, to acquire 1.1 Units (which, for greater certainty, in such case shall comprise 1.1 Common Shares and 0.55 Purchase Warrants) per Special Warrant exercised or deemed exercised by such holder, subject to adjustment in accordance with the following provisions of this Article 5, at any time after the Qualification Deadline until the Time of Expiry at no additional cost to the Warrant Holder;

      (b) if and whenever at any time from the Closing Date until the Time of Expiry, the Corporation shall:

            (i) subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

            (ii) reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares;

            the number of Units obtainable under each Special Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Units theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

      (c) if and whenever at any time from the Closing Date and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 5.1(b) or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrant Holder who has not exercised its right of acquisition, as to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Units such Warrant

            Holder would otherwise be entitled to acquire, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrant Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrant Holder had been the registered holder of the number of Common Shares sought to be acquired by it. If determined appropriate by the Trustee to give effect to or to evidence the provisions of this subsection 5.1(c), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrant Holders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrant Holder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this subsection 5.1(c) shall be a supplemental indenture entered into pursuant to the provisions of Article 9 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 5.1 and which shall apply to successive reclassification, reorganizations, amalgamations, consolidations, mergers, sales or conveyances; and

      (d) the adjustments provided for in this Article 5 in the number of Units and classes of securities which are to be received on the exercise of Special Warrants are cumulative. After any adjustment pursuant to this Section, the term "Common Shares" and "Purchase Warrants" where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Warrant Holder is entitled to receive upon the exercise of its Special Warrant, and the number of Units indicated by any exercise made pursuant to a Special Warrant shall be interpreted to mean the number of Units or other property or securities a Warrant Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Special Warrant.

5.2   ENTITLEMENT TO SHARES ON EXERCISE OF SPECIAL WARRANT

      All shares of any class or other securities which a Warrant Holder is at the time in question entitled to receive on the exercise of its Special Warrant, whether or not as a result of adjustments made pursuant to this Article 5, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares which such Warrant Holder is entitled to acquire pursuant to such Special Warrant.

5.3   NO ADJUSTMENT FOR STOCK OPTIONS

      Notwithstanding anything in this Article 5, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to this Indenture or pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation.

5.4   DETERMINATION BY CORPORATION'S AUDITORS

      In the event of any question arising with respect to the adjustments provided for in this Article 5, such question shall be conclusively determined by the Corporation's Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Trustee, all Warrant Holders and all other persons interested therein.

5.5   PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

      As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Special Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation or a successor corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

5.6   CERTIFICATE OF ADJUSTMENT

      The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this
Article 5, deliver a certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.7   NOTICE OF SPECIAL MATTERS

      The Corporation covenants with the Trustee that, so long as any Special Warrant remains outstanding, it will send notice to the Trustee and to the Warrant Holders of its intention to fix a record date that is prior to the Expiry Date for the issuance of rights, options or warrants (other than the Special Warrants) to all or substantially all the holders of its outstanding Common Shares or for determining the shareholders of record who would be entitled to vote on a special resolution of shareholders respecting or affecting in any way the Corporation's share capital. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be sent in each case not less than 14 days prior to such applicable record date.

5.8   NO ACTION AFTER NOTICE

      The Corporation covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 5.7.

5.9   PROTECTION OF TRUSTEE

            The Trustee shall not:

      (a) be under any duty or responsibility to any Warrant Holder to determine whether any facts exist which may require any adjustment contemplated by this Article 5, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

      (b) be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, any Purchase Warrants or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

      (c) be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares, or Purchase Warrants or certificates for the same upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

      (d) incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

                                   ARTICLE VI
                     RIGHTS AND COVENANTS OF THE CORPORATION

6.1   OPTIONAL PURCHASES BY THE CORPORATION

      The Corporation may from time to time purchase by private contract or otherwise any of the Special Warrants. Any Warrant Certificates representing the Special Warrants purchased pursuant to this Section 6.1 shall forthwith be delivered to and cancelled by the Trustee. No Special Warrants shall be issued in replacement thereof.

6.2      GENERAL COVENANTS

      The Corporation covenants with the Trustee that so long as any Special Warrants remain outstanding:

      (a) it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Special Warrants and the Purchase Warrants in the event that the Corporation does not have an unlimited number of Common Shares authorized;

      (b) it will cause the Common Shares, the Purchase Warrants and the certificates representing the Common Shares and the Purchase Warrants from time to time acquired pursuant to the exercise of the Special Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

      (c) all Common Shares which shall be issued upon exercise of the right to acquire provided for herein and in the Warrant Certificates shall be fully paid and non-assessable;

      (d) it will maintain its corporate existence and will carry on and conduct its business in accordance with industry standards and good business practice;

      (e) it will ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the exercise of the Special Warrants) continue to be or are listed and posted for trading on the VSE or on another Canadian stock exchange;

      (f) it will maintain its status as a reporting issuer in the province of British Columbia and it will make all requisite filings under applicable Canadian securities legislation and stock exchange rules to report the exercise of the right to acquire Common Shares pursuant to Special Warrants;

      (g) it will use its commercially reasonable efforts to have the Receipts issued by the Securities Commissions on or before the Qualification Deadline and will, in the event that the Receipts are not issued on or before the Qualification Deadline, continue to use its commercially reasonable efforts to obtain the Receipts thereafter;

      (h) it will send a written notice to the Trustee and to each holder of Special Warrants of the issuance of the Receipts, together with a commercial copy of the Prospectus, as soon as practicable but, in any event, not later than five Business Days after the issuance of such Receipts (and, in the case of the Trustee, copies of such Receipts together with confirmation that there has not been any adjustment to the number of shares issuable pursuant to Article 5);

      (i) if the Corporation pays a dividend or makes any other distribution in cash or property or securities of the Corporation (including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares and including evidences of its indebtedness) to all or substantially all of the holders of Common Shares prior to the Expiry Date, the Corporation agrees that it will pay the same amount of such dividend or make the same distribution of cash, property or securities as a deposit to the Trustee, as if the Warrant Holders were the holders of the number of Common Shares which the Warrant Holders are entitled to receive upon the exercise of the Special Warrants and such payments or other distributions shall be held and dealt with by the Trustee in accordance with Sections 4.5 and 4.6;

      (j) it will send a written notice to each Warrant Holder specifying the particulars of each payment or distribution made in accordance with subsection 6.2(i), within two Business Days of such payment or distribution; and

      (k) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

6.3   TRUSTEE'S REMUNERATION AND EXPENSES

      The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Trustee's negligence or fraud.

6.4   SECURITIES QUALIFICATION REQUIREMENTS

      (a) If, in the opinion of Counsel, any instrument (not including a prospectus, except as required by subsection 6.2(g)) is required to be filed with, or any permission is required to be obtained from the Securities Commissions or the VSE or any other step is required under the laws of the Designated Provinces before any Common Shares and Purchase Warrants which a Warrant Holder is entitled to acquire pursuant to the exercise of any Special Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action.

      (b) The Corporation or, if required by the Corporation, the Trustee will give notice of the issue of Common Shares and Purchase Warrants pursuant to the exercise of Special Warrants, in such detail as may be required, to the Securities Commissions and the VSE.

6.5   PERFORMANCE OF COVENANTS BY TRUSTEE

      If the Corporation shall fail to perform any of its covenants contained in this Warrant Indenture, the Trustee may notify the Warrant Holders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to Section 10.2, shall be under no obligation to perform said covenants or to notify the Warrant Holders of such performance by it. All sums expended or advanced by the Trustee in so doing shall be repayable as provided in Section 6.3. No such performance, expenditure or advance by the Trustee shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

                                   ARTICLE VII
                                   ENFORCEMENT

7.1   SUITS BY WARRANT HOLDERS

      All or any of the rights conferred upon any Warrant Holder by any of the terms of the Warrant Certificates or of this Indenture, or of both, may be enforced by the Warrant Holder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrant Holders.

7.2   IMMUNITY OF SHAREHOLDERS, ETC.

      The Trustee and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Warrant Holders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor Corporation (as defined in Section 9.2) on any covenant, agreement, representation or warranty by the Corporation herein or in the Warrant Certificates contained.

7.3   LIMITATION OF LIABILITY

      The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor Corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor Corporation, but only the property of the Corporation or any successor Corporation shall be bound in respect hereof.

7.4   WAIVER OF DEFAULT

            Upon the happening of any default hereunder:

      (a) the holders of not less than 51% of the Special Warrants then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

      (b) the Trustee shall have the power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Warrant Holders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Warrant Holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

                                  ARTICLE VIII
                           MEETINGS OF WARRANT HOLDERS

8.1   RIGHT TO CONVENE MEETINGS

      The Trustee may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrant Holders' Request and upon being indemnified and provided with security to its reasonable satisfaction by the Corporation or by the Warrant Holders signing such Warrant Holders' Request against the cost which may be incurred in connection with the calling and holding of such meeting, call and hold a meeting of the Warrant Holders. In the event of the Trustee failing to so call and hold a meeting within seven days after receipt of such written request of the Corporation or such Warrant Holders' Request and indemnity and security given as aforesaid, the Corporation or such Warrant Holders, as the case may be, may call and hold such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

8.2   NOTICE

      At least ten days' prior notice of any meeting of Warrant Holders shall be given to the Warrant Holders in the manner provided for in Section 11.2 and a copy of such notice shall be sent by mail to the Trustee (unless the meeting has been called by the Trustee) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrant Holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8.

8.3   CHAIRMAN

      An individual (who need not be a Warrant Holder) designated in writing by the Trustee shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy shall choose some individual present to be chairman.

8.4   QUORUM

      Subject to the provisions of Section 8.11, at any meeting of the Warrant Holders a quorum shall consist of Warrant Holders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Common Shares which could be acquired pursuant to the exercise of all of the then outstanding Special Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrant Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrant Holders or on a Warrant Holders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrant Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Special Warrants.

8.5   POWER TO ADJOURN

      The chairman of any meeting at which a quorum of the Warrant Holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6   SHOW OF HANDS

      Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7   POLL AND VOTING

      On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrant Holders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Common Shares which could be acquired pursuant to the exercise of all the Special Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

      On a show of hands, every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders, or both, shall have one vote. On a poll, each Warrant Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to acquire pursuant to the Special Warrant or Special Warrants then held or represented by it. A proxy need not be a Warrant Holder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Special Warrants, if any, held or represented by him.

8.8   REGULATIONS

      The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall think fit for:

      (a) the setting of the record date for a meeting for the purpose of determining Warrant Holders entitled to receive notice of and to vote at the meeting;

      (b) the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein.

      (c) the deposit of voting certificates and instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

      (d) the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

      (e)   the form of the instrument of proxy; and

      (f) generally for the calling of meetings of Warrant Holders and the conduct of business thereat.

      Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrant Holder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 8.9), shall be Warrant Holders or their counsel, or proxies of Warrant Holders.

      8.9   CORPORATION AND TRUSTEE MAY BE REPRESENTED

      The Corporation and the Trustee, by their respective directors and officers, the counsel for the Corporation and the Counsel for the Trustee may attend any meeting of the Warrant Holders, but shall not be entitled to vote thereat, whether in respect of any Special Warrants held by them or otherwise.

      8.10  POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

      In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrant Holders at a meeting shall, subject to the provisions of Section 8.11, have the power, exercisable from time to time by extraordinary resolution:

      (a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrant Holders or the Trustee in its capacity as trustee hereunder or on behalf of the Warrant Holders against the Corporation whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

      (b) to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrant Holders;

      (c) to direct or to authorize the Trustee to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right:

      (d) to waive, and to direct the Trustee to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

      (e) to restrain any Warrant Holder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrant Holders;

      (f) to direct any Warrant Holder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrant Holder in connection therewith;

      (g) to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

      (h) with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee or its successor in office and to appoint a new trustee or trustees to take the place of the Trustee so removed; and

      (i) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

8.11  MEANING OF EXTRAORDINARY RESOLUTION

      (a) The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter provided in this Section
            8.11 and in Section 8.14, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose and held in accordance with the provisions of this Article 8 and passed by the affirmative votes of Warrant Holders entitled to acquire not less than two-thirds of the aggregate number of Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Special Warrants represented at the meeting and voted on the poll upon such resolution.

      (b) If, at the meeting at which an extraordinary resolution is to be considered, Warrant Holders entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Special Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 11.2. Such notice shall state that at the adjourned meeting the Warrant Holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting, was originally called or any other particulars. At the adjourned meeting the Warrant Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 8.11(a) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrant Holders entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Special Warrants are not present in person or by proxy at such adjourned meeting.

      (c) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

8.12  POWERS CUMULATIVE

      Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or thereafter from time to time.

8.13  MINUTES

      Minutes of all resolutions and proceedings at every meeting of Warrant Holders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.14  INSTRUMENTS IN WRITING

      All actions which may be taken and all powers that may be exercised by the Warrant Holders at a meeting held as provided in this Article 8 may also be taken and exercised by Warrant Holders entitled to acquire at least two-thirds of the aggregate number of Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Special Warrants by an instrument in writing signed in one or more counterparts by such Warrant Holders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

8.15  BINDING EFFECT OF RESOLUTIONS

      Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 8 at a meeting of Warrant Holders shall be binding upon all the Warrant Holders, whether present at or absent from such meeting, and every instrument in writing signed by Warrant Holders in accordance with Section 8.14 shall be binding upon all the Warrant Holders, whether signatories thereto or not, and each and every Warrant Holder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

8.16  HOLDINGS BY CORPORATION DISREGARDED

      In determining whether Warrant Holders holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Warrant Holders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrant Holders' Request or other action under this Indenture, Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded in accordance with the provisions of Section 11.7.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

9.1   PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

      From time to time the Corporation (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

      (a) setting forth any adjustments resulting from the application of the provisions of Article 5;

      (b) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable, provided that the same are not in the opinion of the Trustee, based on the advice of Counsel, prejudicial to the interests of the Warrant Holders;

      (c)   giving effect to any extraordinary resolution passed as provided in
            Article 8;

      (d) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Special Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Trustee, based on the advice of Counsel, prejudicial to the interests of the Warrant Holders;

      (e) adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

      (f) modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Trustee, based on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Warrant Holders or of the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion, based on the advice of Counsel, may not afford adequate protection to the Trustee when the same shall become operative; and

      (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, based on the advice of Counsel, the rights of the Trustee and of the Warrant Holders are in no way prejudiced thereby.

9.2   SUCCESSOR CORPORATIONS

      In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another Corporation ("successor Corporation"), the successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

                                   ARTICLE X
                             CONCERNING THE TRUSTEE

10.1  TRUST INDENTURE LEGISLATION

      (a) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of the Applicable Legislation, such mandatory requirement shall prevail.

      (b) The Corporation and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of the Applicable Legislation.

10.2  RIGHTS AND DUTIES OF TRUSTEE

      (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. In the absence of negligence or fraud, the Corporation shall indemnify and save harmless the Trustee from all loss, costs or damages it may suffer in administering the trusts of this Indenture. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own negligence or fraud.

      (b) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrant Holders hereunder shall be conditional upon the Warrant Holders furnishing, when required by notice by the Trustee, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and to hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

      (c) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrant Holders at whose instance it is acting to deposit with the trustee the Special Warrants held by them, for which Special Warrants the Trustee shall issue receipts.

      (d) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable Legislation, of this Section 10.2 and of Section 10.4.

10.3  INDEMNIFICATION

      Without limiting any protection or indemnity of the Trustee under any other provisions hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of the Indenture. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

10.4  EVIDENCE, EXPERTS AND ADVISERS

      (a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by the Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

      (b) In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee pursuant to a request of the Trustee, provided that such evidence complies with the Applicable Legislation and that the Trustee complies with the Applicable Legislation and that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

      (c) Whenever it is provided in this Indenture or under the Applicable Legislation that the Corporation shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Trustee take the action to be based thereon.

      (d) The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Trustee.

10.5  ACTIONS BY TRUSTEE TO PROTECT INTEREST

      The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrant Holders.

10.6  TRUSTEE NOT REQUIRED TO GIVE SECURITY

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.7     PROTECTION OF TRUSTEE

      By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

      (a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 10.9 or in the certificate of the Trustee on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

      (b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto; and

      (c) the Trustee shall not be bound to give notice to any person or persons of the execution hereof.

      (d) the Trustee shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

10.8  REPLACEMENT OF TRUSTEE; SUCCESSOR BY MERGER

      (a) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section 10.8, by giving to the Corporation not less than 90 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrant Holders by extraordinary resolution shall have power at any time to remove the existing Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Warrant Holders; failing such appointment by the Corporation, the retiring Trustee or any Warrant Holder may apply to a justice of the Supreme Court of British Columbia on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrant Holders. Any new trustee appointed under any provision of this

            Section 10.8 shall be a corporation authorized to carry on the business of a trust company in the Designated Provinces and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee hereunder.

      (b) Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrant Holders thereof in the manner provided for in Section 11.2 hereof.

      (c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 10.8(a).

      (d) Any Warrant Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

10.9  CONFLICT OF INTEREST

      (a) The Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 10.8(a). Notwithstanding the foregoing provisions of this subsection 10.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

      (b) Subject to subsection 10.9(a), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

10.10 ACCEPTANCE OF TRUST

      The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

10.11 TRUSTEE NOT TO BE APPOINTED RECEIVER

      The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

                                   ARTICLE XI
                                     GENERAL

11.1  NOTICE TO THE CORPORATION AND THE TRUSTEE

      (a) Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

            If to the Corporation:    INFOWAVE SOFTWARE, INC.
                                      #188 - 4664 Lougheed Highway
                                      Burnaby, British Columbia
                                      V5C 6B7

                                      ATTENTION: JIM MCINTOSH

                                      Telecopy: (604) 683-6557


            If to the Trustee:        MONTREAL TRUST COMPANY OF CANADA
                                      3rd Floor, 510 Burrard Street
                                      Vancouver, British Columbia
                                      V6C 3B9

                                      Telecopy: (604) 685-4079

                                      ATTENTION: MANAGER,
                                      CORPORATE TRUST DEPARTMENT

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

      (b) The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 11.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

      (c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 11.1(a), by telecopy or other means of prepaid, transmitted and recorded communication.

11.2  NOTICE TO WARRANT HOLDERS

      (a) Any notice to the Warrant Holders under the provisions of this Indenture shall be valid and effective if delivered or sent by telecopy or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

      (b) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Holders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Warrant Holders or if delivered to the address for such Warrant Holders contained in the register of Special Warrants maintained by the Trustee, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.

11.3  OWNERSHIP OF SPECIAL WARRANTS

      The Corporation and the Trustee may deem and treat the registered owner of any Special Warrants as the absolute owner thereof for all purposes, and the Corporation and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Warrant Holder shall be entitled to the rights evidenced by its Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Special Warrants and all persons may act accordingly. The receipt of any such Warrant Holder for the Common Shares and the Purchase Warrants shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

11.4  COUNTERPARTS

      This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

11.5  SATISFACTION AND DISCHARGE OF INDENTURE

            Upon the earlier of:

      (a) the date by which there shall have been delivered to the Trustee for exercise or destruction all Warrant Certificates theretofore certified hereunder; or

      (b)   the Time of Expiry;

and if all certificates representing Common Shares and the Purchase Warrants, if any, required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Trustee in accordance with such provisions, this Indenture shall cease to be of any force and effect and the Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Trustee by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

11.6 PROVISIONS OF INDENTURE AND SPECIAL WARRANTS FOR THE SOLE BENEFIT OF PARTIES AND WARRANT HOLDERS

      Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrant Holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrant Holders.

11.7 COMMON SHARES OR SPECIAL WARRANTS OWNED BY THE CORPORATION OR ITS SUBSIDIARIES - CERTIFICATE TO BE PROVIDED

      For the purpose of disregarding any Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 8.16, the Corporation shall provide to the Trustee, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

      (a) the names (other than the name of the Corporation) of the registered holders of Special Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

      (b) the number of Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation:

and the Trustee, in making the computations in Section 8.16, shall be entitled to rely on such certificate without any additional evidence.

11.8  EVENTS OF DEFAULT

      If the Corporation defaults in observing or performing any representation, warranty, covenant, term or condition herein contained and on its part to be observed or performed, and if such default continues for a period of 10 days after notice in writing has been given by the Trustee to the Company, provided that failure to provide such notice shall not constitute a waiver of such default, specifying such default and requiring the Corporation to remedy the same, then, in each and every such event, the Trustee may require that, in addition to any remedy recoverable by the Trustee for the benefit of the Warrant Holders at law, the Corporation pay the aggregate sum of $100 to the Trustee for the benefit of the Warrant Holders.

      IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf

                                        INFOWAVE SOFTWARE, INC.


                                        By:   /s/ Gord Watson
                                              ---------------------------------
                                              Authorized Signatory




                                        MONTREAL TRUST COMPANY OF CANADA


                                        By:   /s/ illegible
                                              ---------------------------------
                                              Authorized Signatory


                                        By:   /s/ illegible
                                              ---------------------------------
                                              Authorized Signatory

THIS IS SCHEDULE "A" to the Special Warrant Indenture made as of June 30, 1999 between INFOWAVE SOFTWARE, INC. and MONTREAL TRUST COMPANY OF CANADA as Trustee.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL JUNE 30, 2000 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES MADE THEREUNDER

         [For Special Warrants issued in the United States or to U.S. Persons only, include the following:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
         (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT";


                           SPECIAL WARRANT CERTIFICATE


                             INFOWAVE SOFTWARE, INC.
                (Incorporated under the laws of British Columbia)

SPECIAL WARRANT
CERTIFICATE NO. _________           _____________ SPECIAL WARRANTS entitling the
                                    holder to acquire, subject to adjustment, one Common Share and one half of one
                                    Purchase Warrant for each Special Warrant represented hereby.

                                    THIS IS TO CERTIFY THAT:

                                    -------------------------------

                                    -------------------------------

                                    -------------------------------

                                    -------------------------------

                                    -------------------------------


(the "Holder") is entitled to acquire, upon exercise or deemed exercise of each Special Warrant represented hereby and without payment of any additional consideration, one fully paid and non-assessable common share (the "Common Share") and one half of one non-transferable Common Share purchase warrant (a "Purchase Warrant") of Infowave Software, Inc. (the "Corporation") until 4:00 p.m. (Vancouver time) (the "Time of Expiry") on the date (the "Expiry Date") which is the earliest of:

      a. five business days after the last Receipt (as defined below) is issued;

      b.    330 days after the Special Warrants are issued; and

      c.    the date on which all of the Special Warrants have been exercised;

each whole Purchase Warrant will entitle the Holder to purchase one fully paid and non-assessable Common Share of the Corporation at any time until 4:00 p.m. (Vancouver time) on or before June 30, 2000, at a purchase price of $3.75 per Common Share, after which time such Purchase Warrants will expire. In the event that the Special Warrants are not exercised by the Time of Expiry, all Special Warrants represented hereby will be deemed to be exercised immediately prior to such time with no further action on the part of the Holder and the Corporation.

      The Corporation has covenanted to use its commercially reasonable efforts to obtain receipts (the "Receipts") from each of the securities regulatory authorities in British Columbia, Alberta and Ontario (the "Designated Provinces"), for a (final) prospectus qualifying for issuance in the Designated Provinces the Common Shares and the Purchase Warrants to be acquired upon exercise of these Special Warrants.

      The right to acquire Common Shares and the Purchase Warrants may only be exercised, unless deemed to be exercised, by the Holder within the time set forth above by:

      (a)   duly completing and executing the Exercise Form attached hereto; and

      (b) surrendering this Special Warrant Certificate to Montreal Trust Company of Canada (the "Trustee") at its principal office in Vancouver, British Columbia.

      IF THE WARRANTS REPRESENTED BY THIS SPECIAL WARRANT CERTIFICATE ARE EXERCISED BY THE HOLDER PRIOR TO THE LAST RECEIPT BEING ISSUED, THE COMMON SHARES, PURCHASE WARRANTS AND COMMON SHARES ISSUABLE UPON EXERCISE OF THE PURCHASE WARRANTS SHALL BE SUBJECT TO HOLD PERIODS UNDER APPLICABLE SECURITIES LEGISLATION AND MAY BE ENDORSED WITH LEGENDS TO THAT EFFECT.

      These Special Warrants shall be effectively surrendered, unless deemed to be surrendered, only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

      Upon surrender of these Special Warrants, the person or persons in whose name or names the Common Shares and the Purchase Warrants are to be issued and shall be deemed for all purposes, except as provided in the Indenture (as defined below) to be the holder or holders of record of such Common Shares and such Purchase Warrants and the Trustee has covenanted that it will, subject to the provisions of the Indenture (as defined below), cause certificates representing such Common Shares and such Purchase Warrants to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

      The registered Holder of these Special Warrants may acquire any lesser number of Common Shares and Purchase Warrants than the number of Common Shares and Purchase Warrants which may be acquired for the Special Warrants represented by this Special Warrant Certificate. In such event, the Holder shall be entitled to receive a new Special Warrant Certificate for the balance of the Common Shares and Purchase Warrants which may be acquired. No fractional Common Shares will be issued.

      In the event of the deemed exercise of the Special Warrants represented by this Special Warrant Certificate, as described above and as detailed in the Indenture (as defined below), the Special Warrant Certificate will be deemed to have been delivered and surrendered and the right of a Holder to acquire Common Shares and Purchase Warrants represented hereby will be deemed to have been exercised and all such Common Shares and Purchase Warrants will be issued.

      The Special Warrants represented by this Special Warrant Certificate are issued under and pursuant to a special warrant indenture made as of June 30, 1999 (the "Indenture") between the Corporation and the Trustee. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the Holders of the Special Warrants and the terms and conditions upon which the Special Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Indenture. In the event of any conflict between the provisions of this Special Warrant Certificate and the provisions of the Indenture, the provisions of the Indenture will govern. Capitalized terms used in the Indenture have the same meaning herein as therein, unless otherwise defined.

      In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement, the Holders of Special Warrants shall, upon exercise of the Special Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Special Warrants immediately prior to the occurrence of those events.

      The Holder of this Special Warrant Certificate may, at any time prior to the Expiry Time, upon surrender hereof to the Trustee at its principal office in Vancouver, British Columbia, exchange this Special Warrant Certificate for other Special Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Common Shares and Purchase Warrants as may be acquired under this Special Warrant Certificate.

      The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Holder hereof a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in the Indenture.

      The Indenture provides that all Holders of Special Warrants shall be bound by any resolution passed at a meeting of the Holders held in accordance with the provisions of the Indenture and resolutions signed by the Holders of Special Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to the exercise of all then outstanding Special Warrants.

      The Special Warrants represented hereby and securities which may be acquired hereunder have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be exercised by or on behalf of any U.S. person unless registered under the U.S. Securities Act or pursuant to an applicable exemption from registration under the U.S. Securities Act.

      This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Trustee.

      Time shall be of the essence hereof.

      IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of June _____, 1999.


                                       INFOWAVE SOFTWARE, INC.




                                       By: _____________________________________
                                              Authorized Signatory

Certified by:

MONTREAL TRUST COMPANY OF CANADA
Trustee



By: ________________________________
         Authorized Signatory

                          TRANSFER OF SPECIAL WARRANTS


ANY TRANSFER OF SPECIAL WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.


      FOR VALUE RECEIVED, the undersigned: (i) hereby sells, assigns and transfers to _________________________, _______________ Special Warrants of
Infowave Software, Inc. registered in the name of the undersigned on the records of Infowave Software, Inc. maintained by Montreal Trust Company of Canada represented by the Special Warrant Certificate attached and irrevocably appoints ______________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution; and (ii) confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities including without limitation any undertaking given to the Vancouver Stock Exchange.


      DATED the ______ day of __________________, ________




---------------------------------------    -------------------------------------
Signature Guaranteed                       (Signature of Special Warrant Holder)




Instructions:

1. Signature of the Special Warrant Holder must be the signature of the person appearing on the face of this Special Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

3. The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

4. Special Warrants shall only be transferable in accordance with applicable laws and the rules and policies of any applicable stock exchange. The transfer of Special Warrants to a purchaser not resident in British Columbia, Alberta or Ontario may result in the Common Shares and Purchase Warrants obtained upon the exercise of the Special Warrants and the Common Shares obtained upon exercise of the Purchase Warrants (whether after or before obtaining receipts for a final prospectus relating to the distribution of Common Shares and Purchase Warrants upon exercise of Special Warrants) not being freely tradeable in the jurisdiction of the purchaser.

      The undersigned transferee of _____________ Special Warrants of Infowave Software, Inc. hereby (i) acknowledges that such Special Warrants are subject to the terms, conditions and provisions of an Indenture dated as of June 30, 1999; and (ii) confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities including, without limitation, any undertaking given to the Vancouver Stock Exchange.



                                        ---------------------------------------
                                        Name of Transferee



                                        ---------------------------------------
                                        By:



                                        ---------------------------------------
                                        Office or Title



                                        ---------------------------------------
                                        Address of Transferee



                                        ---------------------------------------

                                  EXERCISE FORM


TO:   INFOWAVE SOFTWARE, INC.
      MONTREAL TRUST COMPANY OF CANADA

      The undersigned hereby exercises the right to acquire _________ units consisting of one common shares and one half of one common share purchase warrant of Infowave Software, Inc. (or, in certain circumstances, such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Special Warrant Certificate) in accordance with and subject to the provisions of such Indenture.

The Common Shares and Purchase Warrants (or other securities or property) are to be registered as follows:

      Name: __________________________________________________________________

      Address in full: _______________________________________________________

      Number of Common Shares: _______________________________________________

      Number of Purchase Warrants: ___________________________________________

      Note: If further nominees intended, please attach (and initial) schedule giving the above for each further nominee.

      DATED this _____ day of ___________.



------------------------------------    ---------------------------------------
Signature Guaranteed                    (Signature of Special Warrant Holder)


                                        ---------------------------------------
                                        Print full name



                                        ---------------------------------------



                                        ---------------------------------------
                                        Print full address


Instructions.

1. The registered holder may exercise its right to receive Common Shares and Purchase Warrants by completing this form and surrendering this form and the Special Warrant Certificate representing the Special Warrants being exercised to Montreal Trust Company of Canada at its principal office in Vancouver, British Columbia. Certificates for Common Shares and Purchase Warrants will be delivered or mailed within five business days after the exercise of the Special Warrants.

2. If the Exercise Form indicates that Common Shares and Purchase Warrants are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guaranteed program.

3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

4. IF THE REGISTERED HOLDER EXERCISES ITS RIGHT TO RECEIVE COMMON SHARES AND PURCHASE WARRANTS PRIOR TO A PROSPECTUS RECEIPT BEING ISSUED BY THE SECURITIES REGULATORY AUTHORITIES IN BRITISH COLUMBIA, ALBERTA AND ONTARIO, THE COMMON SHARES WILL BE SUBJECT TO A HOLD PERIOD AND WILL BE ISSUED WITH A LEGEND, WHEN APPLICABLE, REFLECTING SUCH HOLD PERIOD.

THIS IS SCHEDULE "B" to the Special Warrant Indenture made as of June 30, 1999 between INFOWAVE SOFTWARE, INC. and MONTREAL TRUST COMPANY OF CANADA as Trustee.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NON-TRANSFERABLE.

THIS WARRANT AND THE COMMON SHARES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS.

                             INFOWAVE SOFTWARE, INC.

                          COMMON SHARE PURCHASE WARRANT

                                                                   Date: _______

Number of Warrants: _______________             Warrant Certificate No.: _______


1. WARRANTS TO PURCHASE COMMON SHARES. For value received by the undersigned, _________________ (the "Holder") is entitled to subscribe for and purchase, subject to the terms hereof, one fully paid and non-assessable common share (a "Common Share") free from any liens, charges or encumbrances of Infowave Software, Inc.(the "Corporation") at a purchase price of $3.75 per Common Share in lawful money of Canada at any time up to 4:00 p.m. Vancouver time on or before June ____, 2000 (the "Time of Expiry"), for each Warrant represented hereby after which time the Warrants represented hereby shall expire, unless the time for exercise of such Warrants is extended, (the price at which one Common Share of the Corporation may be purchased hereunder from time to time being hereinafter referred to as the "Exercise Price"), all subject to adjustment as hereinafter provided, by surrendering this Warrant certificate, together with a subscription form in the form attached hereto duly completed and executed, at the principal office of Montreal Trust Company of Canada in the City of Vancouver, British Columbia, Canada.

2. PARTIAL EXERCISE. The Holder may subscribe for and purchase less than the full number of Common Shares of the Corporation entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Common Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Time of Expiry, the Corporation shall issue a new Warrant certificate to the Holder in the same form as this Warrant certificate with appropriate changes.

3. DELIVERY OF COMMON SHARES. Within five business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached hereto, the Corporation shall deliver or cause to be delivered to the Holder certificates representing the Common Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any, against payment for such Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation.

4. NO RIGHTS OF SHAREHOLDERS. Nothing contained in these Warrants shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Common Shares of the Corporation or any other right or interest except as herein expressly provided.

5. ADJUSTMENT OF SUBSCRIPTION AND PURCHASE RIGHTS. From and after the date hereof, the Exercise Price and the number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the following manner:

      (a) In case of any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a "Reclassification of Common Shares"), at any time prior to the Time of Expiry, the Holder shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Common Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this
            Section 5 with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

      (b) If and whenever at any time prior the Time of Expiry the Corporation shall:

            (i)   subdivide the Common Shares into a greater number of shares;

            (ii)  consolidate the Common Shares into a lesser number of shares;
                  or

            (iii) issue Common Shares, Participating Shares or Convertible
                  Securities to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution on the Common Shares payable in Common Shares, Participating Shares or Convertible Securities;

            (any such event being hereinafter referred to as "Capital Reorganization") and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

      (c) If and whenever at any time prior to the Time of Expiry, the Corporation shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Common Shares and

            Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Common Shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of Common Shares and Participating Shares outstanding shall include the deemed conversion into or exchange for Common Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

      (d) Any issue of Common Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under paragraphs (e) and (f).

      (e) If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price of the Common Shares on such record date (any such event being hereinafter referred to as a "Rights Offering"), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

            (i) the numerator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and
                  (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares or Participating Shares which the Holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

            (ii) the denominator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and
                  (B) whichever of the following is applicable: (1) the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase; or
                  (2) the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

            Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

            To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

      (f) If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all the holders of Common Shares of:

            (i) shares of any class, whether of the Corporation or any other corporation;

            (ii)  rights, options or warrants;

            (iii) evidences of indebtedness; or

            (iv)  other assets or property;

            and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Common Shares to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Common Shares on such record date (any such non-excluded event being hereinafter referred to as a "Special Distribution") the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which
            (A) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, which determination shall be conclusive) to the holders of such Common Shares of such Special Distribution; and (II) the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price.

            Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

            To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

      (g) For the purpose of this Section 5: (i) "Participating Share" means a share (other than a Common Share) that carries the right to participate in earnings to an unlimited degree; and (ii) "Convertible Security" means a security convertible into or exchangeable for a Common Share or a Participating Share or both.

      (h) No adjustment pursuant to this Section 5 shall be made in respect of dividends (payable in cash, Common Shares or Participating Shares) declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such dividends, when aggregated with any dividends previously declared payable on the Common Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

      (i) In any case in which this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after such exercise.

      (j) The adjustments provided for in this Section 5 are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Common Shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

      (k) No adjustment in the number of Common Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Common Shares prior to the effective date or record date of such event.

      (l) In the event of any question arising with respect to the adjustments provided in this Section, such question shall conclusively be determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder (who may be the Corporation's auditors). Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

      (m) As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Common Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

         (n) At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall give notice to the Holder of the particulars of such event and the required adjustment.

6. NO FRACTIONAL COMMON SHARES. The Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the exercise of the Warrants evidenced hereby, the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder an amount in lawful money of Canada equal (computed to the nearest cent) to the Current Market Price of the Common Shares multiplied by such fractional interest.

7. DEFINITION OF "CURRENT MARKET PRICE". For the purpose of any computation under this Warrant certificate, the "Current Market Price" at any date shall be the weighted average price per share for Common Shares for the 20 consecutive trading days before such date on the Vancouver Stock Exchange in the Common Shares (or, if the Common Shares are not listed on such stock exchange, on such other stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors of the Corporation or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market). The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of such shares so sold.

8.          LEGENDING OF COMMON SHARES.

      (a) The Holder hereby agrees and consents by acceptance hereof that, in the event that a receipt for the (final) prospectus relating to the distribution of the Warrants is not obtained, the certificate or certificates representing Common Shares issued upon exercise of the Warrants shall be impressed with a legend (the "Legend") reciting that the transfer thereof is restricted (the "Restricted Period"), substantially in the following forms:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL JUNE _____, 2000 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE THEREUNDER."

      (b) The Holder acknowledges by acceptance hereof that if any Warrants are exercised during the Restricted Period, the certificate or certificates representing the Common Shares issuable upon such exercise shall also be impressed with the Legend set forth above unless counsel reasonably acceptable to the Corporation delivers an unqualified opinion that such Legend need not be imposed.

      (c) The Holder hereby agrees and consents by acceptance hereof that all certificates representing Common Shares acquired upon exercise of the Warrants by Holders resident in the United States shall have the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT";

9. NON-TRANSFERABILITY. The Warrants evidenced hereby shall not be assignable or transferable by the Holder.

10. GOVERNING LAW. These Warrants evidenced hereby shall be governed and construed in accordance with the laws of the Province of British Columbia.

11.         MEETINGS OF WARRANTHOLDERS.

      (a)   Right to Convene Meeting.

            (i) The Corporation may at any time and from time to time, and will on receipt of an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 10% of the aggregate number of Common Shares which could be purchased pursuant to all the Warrants outstanding for the time being, requesting the Corporation to take some action or proceeding (a "Warrant Holder's Request").

            (ii) If the Corporation fails within 15 days after receipt of such Warrant Holder's request and indemnity to give notice convening a meeting, such Warrant Holders may convene such meeting.

            (iii) Every such meeting will be held in the City of Vancouver,
                  Province of British Columbia, unless required by law to be held elsewhere in Canada.

      (b) Notice of Meeting. At least 10 days' notice of any meeting will be given to the Warrant Holders and a copy will be sent by post to the Corporation unless the meeting has been called by it. Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

      (c) Chairman. A person nominated in writing by the Corporation will be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy will choose a person present to be Chairman.

      (d) Quorum. Subject to the provisions of Section 11(l), at any meeting of the Warrant Holders a quorum will consist of Warrant Holders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Common Shares which could be purchased pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote are personally present. If a quorum of the Warrant Holders is not present within half an hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrant Holders, or on a Warrant Holder's Request, will be dissolved, but in any other case the meeting will be adjourned to the same day in the next week (unless such day is a non-business day, in which case it will be adjourned to the next following business day) at the same time and place. At the adjourned meeting the Warrant Holders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to purchase at least 10% of the aggregate number of Common Shares which can be purchased pursuant to all of the then outstanding Warrants.

      (e) Power to Adjourn. The Chairman of any meeting at which a quorum of the Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

      (f) Show of Hands. Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority will be conclusive evidence of the fact.

      (g) Poll. On any question submitted to a meeting and after a vote by show of hands, when demanded by the Chairman or by one or more of the Warrant Holders acting in person or by proxy and entitled to purchase in the aggregate at least 5% of the aggregate number of Common Shares which could be purchased pursuant to all the Warrants for the time being outstanding, a poll will be taken in such manner as the Chairman will direct.

            Questions other than extraordinary resolutions will be decided by a majority of the votes cast on the poll.

      (h) Voting. On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders or both, will have one vote. On a poll each Warrant Holder present in person or represented by proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Common Share which the Holder is entitled to purchase pursuant to the Warrant or Warrants then held by the Holder. A proxy need not be a Warrant Holder.

      (i) Regulations. The Corporation may from time to time make or vary such regulations as it will think fit:

            (i) for the issue of voting certificates by any bank, trust company or other depository, certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate will entitle the Holders to be present and vote at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Warrants specified therein;

            (ii) for the deposit of voting certificates or instruments appointing proxies at such place and time as the Corporation or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

            (iii) for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held, and enabling particulars of such voting certificates or instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Corporation at the place where the same is to be held, and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

            (iv)  for the form of the instrument of proxy.

            Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Save as such regulations may provide, the only persons who will be recognized at any meeting as the Holder of any Warrants, or as entitled to vote or be present at the meeting in respect thereof, will be persons who produce Warrants at the meeting.

      (j) Corporation May Be Represented. The Corporation, by its officers and directors and the legal advisors of the Corporation, may attend any meeting of the Warrant Holders, but will have no vote as such.

      (k) Powers Exercisable by Extraordinary Resolution. In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant Holders at a meeting will have the following powers, exercisable from time to time by extraordinary resolution:

            (i) to enforce any of the covenants on the part of the Corporation contained in the Warrants, or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution, or to refrain from enforcing any such covenant or right;

            (ii) to waive any default on the part of the Corporation in complying with any provision hereof either conditionally or upon any conditions specified in such extraordinary resolution; and

            (iii) to consent to any amendment of the terms of the Warrants.

      (l)   Meaning of "Extraordinary Resolution".

            (i) The expression "extraordinary resolution" when used herein means, subject as hereinafter in Section 11(l) and in Section 11(o) provided, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose, and held in accordance with the provisions in this Article contained at which there are present, in person or by proxy, Warrant Holders entitled to purchase at least 10% of the aggregate number of Common Shares which can be purchased pursuant to all the then outstanding Warrants, and passed by the affirmative votes of Warrant Holders entitled to purchase not less than two-thirds of the aggregate number of Common Shares which can be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

            (ii) If, at any such meeting called for the purpose of passing an extraordinary resolution, Warrant Holders entitled to purchase 10% of the aggregate number of Common Shares which can be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's Request, will be dissolved, but in any other case it will stand adjourned and the provisions of Section 11(d) will mutatis mutandis apply.

      (m) Powers Cumulative. Any one or more of the powers or any combination of the powers to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised from tune to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

      (n) Minutes. Minutes of all resolutions and proceedings at every such meeting will be made and duly entered in books to be from time to time provided for that purpose by the Corporation, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrant Holders, will be prima facie evidence of the matters stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed or proceedings taken, to have been duly passed and taken.

      (o) Binding Effect of Resolutions. Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders will be binding upon all Warrant Holders.

12. MODIFICATION OF TERMS FOR CERTAIN PURPOSES. From time to time the Corporation may, and it will, when so directed by these presents, modify the terms and conditions of this Warrant, for any one or more or all of the following purposes:

      (a)   giving effect to any extraordinary resolution passed as provided in
            Section 11;

      (b) for any other purpose, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein; and

      (c) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Corporation contained in the Warrants.

      IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be executed by its duly authorized officers.

                                          INFOWAVE SOFTWARE, INC.


                                          By:  ______________________
                                               Authorized Signatory

                                SUBSCRIPTION FORM

TO:      INFOWAVE SOFTWARE, INC.

      The undersigned holder of the attached Warrant certificate hereby subscribes for ______________ common shares ("Common Shares") of Infowave Software, Inc.(or such number of common shares and/or other securities and/or property to which such subscription entitles the Holder in lieu thereof or addition thereto under the provisions of the Warrants) pursuant to the terms of the Warrant certificate at the Exercise Price (as defined in the Warrant certificate) per Common Share on the terms specified in the Warrant certificate and encloses herewith cash or a bank draft, certified cheque or money order payable to the order of Infowave Software, Inc. in payment therefor.

      The undersigned hereby certifies that the undersigned is not a U.S. Person or a person in the United States, and is not acquiring any of the Shares issuable upon the exercise of the Warrants for the account or benefit of a U.S. Person or a person in the United States, other than the Original U.S. Purchaser, and none of the persons listed above is a U.S. Person or a person in the United States, unless such person is the Original U.S. Purchaser (as defined below). In addition to this exercise form, an Original U.S. Purchaser must also provide an executed letter, substantially in the form attached as Schedule "A" hereto, a copy of which is available upon request from the Trustee or Infowave Software, Inc. For purposes hereof "United States" and "U.S. Person" shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and "Original U.S. Purchaser" means the institutional accredited investor within the meaning of Rule 501(a)(1),(2),(3) or (7) under the U.S. Securities Act who first acquires Special Warrants pursuant to the Special Warrant Indenture dated as of June 29, 1999 between the Corporation and Montreal Trust Company of Canada.

      The undersigned irrevocably hereby directs that _______________ Common Shares be issued and delivered as follows:

                                                        Number of
Name in Full                  Address                   Common Shares
------------                  -------                   -------------

--------------------------    ----------------------    -----------------------

--------------------------    ----------------------    -----------------------


      DATED this _____ day of ______________________ , __________


                             -----------------------
                                 Name of Holder


                             -----------------------
                             Signature


                             -----------------------
                             Name


                             -----------------------
                             Position

Instructions

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form, the Warrant Certificate representing the Warrants being exercised and payment of the Exercise Price as specified above to Montreal Trust Company of Canada at its principal office in Vancouver, British Columbia. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2. If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Subscription Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed who is a member of a recognized medallion guaranteed program.

3. If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

4. IF THE REGISTERED HOLDER EXERCISES ITS RIGHT TO RECEIVE COMMON SHARES PRIOR TO A PROSPECTUS RECEIPT BEING ISSUED BY THE SECURITIES REGULATORY AUTHORITIES IN BRITISH COLUMBIA, ALBERTA AND ONTARIO, THE COMMON SHARES WILL BE SUBJECT TO A HOLD PERIOD AND WILL BE ISSUED WITH A LEGEND, WHEN APPLICABLE, REFLECTING SUCH HOLD PERIOD.

                                  SCHEDULE "A"

                        Form of Letter to be Delivered by
                Original U.S. Purchaser upon Exercise of Warrants

Infowave Software, Inc.
#188 - 4664 Lougheed Highway
Burnaby, British Columbia
V5C 6B7

- and to -

Montreal Trust Company of Canada
  as Warrant Agent
3rd Floor, 510 Burrard Street
Vancouver, British Columbia
V6C 3P9

Dear Sirs:

      We are delivering this letter in connection with the purchase of common shares (the "Shares") of Infowave Software, Inc. (the "Corporation"), a corporation existing under the laws of British Columbia, upon the exercise of warrants of the Corporation ("Warrants").

      We hereby confirm that:

      (a) we are an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the United States Securities Act of 1933 (the "U.S. Securities Act");

      (b)   we are purchasing the Shares for our own account;

      (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

      (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) to the Corporation, (B) outside the United States in accordance with Rule 904 under the U.S. Securities Act or (C) inside the United States, (1) in accordance with Rule 144A under the U.S. Securities Act and in compliance with applicable state securities laws or (2) in accordance with Rule 144 under the U.S. Securities Act, if applicable, and in compliance with applicable state securities laws;

      (e) we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

      (f) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, as such terms are used in Rule 502(c) of Regulation D under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

      We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Shares acquired by us will be in the form of definitive certificates evidencing such Shares as approved by the Corporation from time to time and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

      We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

                                        --------------------------------------
                                        (Name of Purchaser)


                                        By: _________________________________
                                        Name:
                                        Title:

                                        Address: